UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2019

GREAT WESTERN BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-36688		47-1308512
(Commission File Number)		(IRS Employer Identification Number)

225 South Main Avenue		57104
Sioux Falls,	South Dakota
(Address of principal executive offices)		(Zip Code)
(605) 334-2548
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	GWB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company  ☐
If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Great Western Bancorp, Inc. (the “Company”) previously announced the transition of several officer positions as part of certain structural changes being implemented by the Company to enhance its lending focus and credit administration functions. In furtherance of this goal, the Company has entered into a consultant agreement with Credit Risk Advisors, LLC, on September 15, 2019 (the “Consultant Agreement”) for the consulting services of Michael J. Doyle, age 63, President and founder of Credit Risk Advisors, LLC. In his capacity as an independent contractor, Mr. Doyle will assume the position of Interim Chief Credit Officer of the Company, effective as of September 23, 2019 (the “Transition Date”). Since September 2007, Credit Risk Advisors, LLC, a professional services firm in Eden Prairie Minnesota, has been providing financial services consulting to financial institutions as well as borrowers. Mr. Doyle founded the firm after leaving U.S. Bancorp where he served as the Executive Vice President and Chief Credit Officer for five years. Mr. Doyle is a senior-level financial services executive with at least 30 years of commercial banking experience.

The Company’s engagement with Mr. Doyle will include duties customarily performed within the Interim Chief Credit Officer role, including review and consultation of credit portfolios, analysis and reporting thereof, and other duties as assigned (“Services”). Mr. Doyle shall not be designated a delegated credit authority and shall not have authority to approve loans. Mr. Doyle will provide consulting services to the Company for a (3) three month initial term following the Transition Date; with (30) thirty day auto-renewals. Either party has the right to terminate the Consultant Agreement by providing (30) thirty days prior written notice of that party’s intent to terminate, along with termination rights for cause. Mr. Doyle will receive an hourly rate of $250 during the term of his consultancy in consideration for the Services along with reimbursement of customary travel and lodging expenses. The Consultant Agreement also contains customary covenants relating to confidentiality and intellectual property rights. The foregoing summary of the Consultant Agreement, does not purport to be complete, and is qualified in its entirety by reference to the full text thereof, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Mr. Doyle was not selected as Interim Chief Credit Officer pursuant to any arrangement or understanding between him and any other person. There are no family relationships between Mr. Doyle and any of the Company's other directors or executive officers. Since the beginning of the Company's last fiscal year, there has been no transaction or currently proposed transaction in which the Company or our bank was or is to be a participant and in which Mr. Doyle or any of his immediate family members had or will have a direct or indirect material interest required to be disclosed under Item 404(a) of Regulation S-K.

Also effective as of the Transition Date, Mr. Michael Gough, the current Interim Chief Credit Officer and Executive Vice President, will transition into and remain employed as a non-executive employee of the Company serving in the position of Senior Vice President – Credit, pursuant to the Amended and Restated Employment Letter between the Company and Mr. Gough (the “Letter”). The Letter is incorporated by reference and was attached as an exhibit to the Form 8-K filed on August 9, 2019.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1	Consultant Agreement dated as of September 15, 2019 between the Company and Credit Risk Advisors, LLC

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT WESTERN BANCORP, INC.

Date: September 19, 2019	By: /s/ Donald J. Straka
Name: Donald J. Straka
Title: Corporate Secretary and General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Consultant Agreement dated as of September 15, 2019 between the Company and Credit Risk Advisors, LLC